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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Form S-8 of UBS AG (Registration No. 333-127180) and each related prospectus currently outstanding under the foregoing registration statement of our report dated 2 March 2006 (except for the impact on the consolidated financial statements of the reclassification of Motor Columbus as a discontinued operation subsequent to its sale on 23 March 2006, as described in note 38, as to which the date is 2 June 2006), with respect to the consolidated financial statements of UBS AG included in the Form 6-K of UBS AG dated 2 June 2006.

Ernst & Young Ltd


/s/ Andrew McIntyre                     /s/ Dr. Andreas Blumer
-------------------------------------   ----------------------------------------
Andrew McIntyre                         Dr. Andreas Blumer
Chartered Accountant                    Swiss Certified Accountant
in charge of the audit                  in charge of the audit
Zurich, Switzerland

4 August 2006